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[PENN-AMERICA LOGO]

                                                                   Exhibit 10.20

                                 PERSONAL LINES
                            GENERAL AGENCY AGREEMENT


         THIS AGREEMENT, made May 30, 1997 between KENNETH I. TOBEY, INC. at 2201 6th Avenue, Suite 1500, Seattle, WA 98121 ("General Agent") and PENN-AMERICA INSURANCE COMPANY, 420 South York Road, Hatboro, PA 19040 ("Company").

         1. GENERAL PROVISIONS: The relationship between Company and General Agent is one of independent contract based upon mutual trust, understanding, accountability and responsibility. The parties agree to comply with all applicable licensing and regulatory rules, and to conduct themselves in a professional, business-like and ethical manner at all times. This agreement supersedes any and all prior or contemporaneous agreements, representations, and understandings, written and oral, on these subjects. The undersigned signators hereby warrant that they have full power and authority to execute this Agreement on behalf of the respective parties thereto.

         2. AUTHORITY OF GENERAL AGENT: The General Agent is granted non-exclusive authority to write private passenger automobile business in Washington as specified in Schedule A, "Underwriting Requirements and Authority".

         3. COMPENSATION: General Agent will earn commissions and, if applicable, profit sharing on insurance written under this Agreement as set forth in Schedule B, "Commissions, Policy Fees and Contingent Profit Commission." General Agent will not collect any service, policy or other type of fee unless the Company has given written approval of the fee and the fee does not violate any statute, regulation or other for of directive. See Schedule B for the schedule of fees.

         4. PREMIUMS: General Agent shall collect premiums due on all business written for Company, and shall be responsible for the timely payment of all premiums written by General Agent's subproducers and brokers submitting business through General Agent. All premiums must be received by Company no later than 45 days after the premium due date, and General Agent will not collect any fee or other compensation related to the business written without the Company's prior written approval. The Company may offset any balance relating to premiums, commissions or otherwise, due to General Agent under this Agreement or any other agreement (regardless of the effective date) entered into between the Company and General Agent, against any balance due or to become due to the Company from General Agent or any other agreement between them.

         5. RECORDS AND REPORTS: General Agent will comply with the Company's rules and procedures relating to the maintenance and reporting of policy and related records, data and other file activity. All of General Agent's records which relate in any way to the Company's business are subject to the Company's inspection. This inspection may occur during regular business hours without prior notice. The company may copy all such records or make extracts.

         6. INDEMNIFICATION: Company shall indemnify, hold harmless and defend General Agent, and General Agent shall indemnify and hold harmless Company, for any loss, damage, judgment cost, claim or expense of any kind, including but not limited to, attorneys' fees, which either may incur or become liable due to the other's acts or omissions relating to or arising out of this Agreement. The Company's obligation to indemnify General Agent shall be conditioned on Company receiving prompt notification of any suit or claim against General Agent and being afforded the opportunity to make such investigation, settlement or defense as Company deems prudent.
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         7. ARBITRATION: Any controversy or claim arising out of or related to this Agreement or its breach shall be settled by binding arbitration in Hatboro, Pennsylvania. One Arbiter shall be chosen by Company, the other by General Agent and these Arbiters shall then choose an Umpire. The Arbiters and the Umpire shall be active or retired disinterested executive officers of property and casualty companies or insurance agencies. If either party fails to choose an Arbiter within thirty days following a written request from the other, the other may choose both Arbiters. If the Arbiters fail to agree on an Umpire, the Umpire shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, which Rules shall generally govern the conduct of the arbitration except as specifically modified by this Agreement. The decision of a majority of the three shall be final and shall be based on the customs and usages of the business and in a spirit of equity rather than of technicalities or legal requirements. The written decision of the Arbiters and the Umpire shall be delivered to Company and General Agent within thirty days after all matters have been submitted for decision. Each party shall pay the expenses of its own Arbiter and one-half of the expenses of the Umpire, except that, in the event both Arbiters have been selected by one party, then each party shall pay one-half of the expenses of the two Arbiters. Judgment on the award rendered in the arbitration may be entered in any court having jurisdiction thereof.

         8. PROMPT NOTIFICATION TO COMPANY: General Agent shall forward promptly to the Company any correspondence from any regulatory agency or governmental authority. The General Agent shall notify the Company immediately of all administrative proceedings, lawsuits and threats of lawsuits that involve or may involve General Agent or the Company as they relate to business written pursuant to this Agreement or as they relate to General Agent's capacity to act as an agent of the Company.

         9. ERRORS AND OMISSIONS: General Agent shall maintain errors and omissions insurance and fidelity bonds providing coverage for matters arising out of or relating to all aspects of General Agent's business.

         10. USE OF COMPANY NAME: The name of the Company shall not appear in any advertising or marketing materials used and distributed by General Agent unless the Company has given prior written approval.

         11. SUPPLIES: All supplies furnished by the Company to General Agent (including but not limited to policy forms, endorsements, certificates, applications and claims drafts) shall remain the Company's property. General Agent shall account for and/or return all supplies upon demand.

         12. ASSIGNMENT: General Agent may not assign any rights or obligations under this Agreement without Company's prior written consent.

         13. TERMINATION: This Agreement may be terminated in one of four ways:
(i) By either party on ninety (90) days advance written notice to the other;
(ii) By either party on written notice for any breach of the Agreement that has not been cured within thirty (30) days after receipt of written notice thereof;
(iii) Automatically if the General Agent's insurance license is suspended or terminated in any jurisdiction; (iv) On the effective date of the sale or transfer of General Agent's business, or substantially all of the business' assets, from General Agent's present ownership without the Company's prior written consent. In the event of termination, all gross premiums written hereunder shall become immediately due and payable to Company. No charges shall be made by General Agent for services in settlement of its account or in winding up the business of the Company.
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         14. SEVERABILITY: If any portion of this Agreement or its application to any circumstance is judged void or unenforceable, the remaining provisions shall not be affected and shall be enforced to the fullest extent permitted by law.

         IN WITNESS WHEREOF, and intending to be bound, Company and General Agent have executed this Agreement effective May 30, 1997.

PENN-AMERICA INSURANCE COMPANY              KENNETH I. TOBEY, INC.



BY: /s/ John M. DiBiasi                     BY: /s/ Harold L. Anderson
   ------------------------------               -----------------------------
        John M. DiBiasi, CPCU                       Harold L. Anderson
        Executive Vice President                    President


                 **********************************************


PERSONAL GUARANTEE: If General Agent is a corporation or a limited liability company, the shareholder(s) or member(s), as the case may be, signing below agree to guarantee the payment of all sums due Company under this Agreement and any successors hereto.



/s/ Harold L. Anderson
----------------------------------------
    Harold L. Anderson
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                                   SCHEDULE A

                     UNDERWRITING REQUIREMENTS AND AUTHORITY



1. General Agent is authorized to bind, issue and/or cancel private passenger automobile insurance coverage on behalf of Company and to have general supervision of the underwriting of this coverage. Company may cancel or reduce the amount of coverage on any risk it considers to be unsatisfactory.

2. General Agent shall adhere to all underwriting requirements, guidelines and manuals approved by Company for its private passenger automobile program, as published and updated from time to time, and General Agent shall not bind any risk that does not satisfy these criteria.

3. Company reserves the right to limit or suspend the binding authority and/or premium volume written by General Agent in the event the Company, in its sole discretion, determines that the loss ratios, premium volume, policy term mix or other factors may adversely affect the Company's continued compliance with regulatory, rating or financial requirements.

4. All local and producing brokers utilized by General Agent shall be deemed brokers of General Agent for all purposes other than licensing requirements. General Agent shall be responsible and indemnify Company for any liability resulting from their acts or failures to act as set forth in Section 6 of the Agreement.
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                                   SCHEDULE B


               COMMISSION, FEES, AND CONTINGENT PROFIT COMMISSION


1.       COMMISSION:

         The Company shall pay the General Agent the following commission on all business written pursuant to this Agreement as compensation for its services as General Agent.

              LINES OF BUSINESS                        COMMISSION
              -----------------                        ----------
              Private Passenger Auto                   Twenty-six Percent
              Liability and Physical Damage Package    (26%)

2.       SCHEDULE OF FEES:


                 All Fees                               26% to the General Agent

         The Company will be responsible for applicable taxes on all billing and policy fees reported to the Company.


3.       CONTINGENT PROFIT COMMISSION (EFFECTIVE JANUARY 1, 1997)

         The Company will also pay a contingent profit commission as described below ("Contingent Profit Commission"). Payment of the contingent profit commission will be made in shares of stock of the Company's parent, Penn-America Group, Inc. ("PAGI") ("PAGI Stock" or "Stock") and, unless the General Agent elects otherwise, cash, in accordance with the provisions below.


PAYMENTS TO YOU UNDER THE PLAN

         A. Allocation of Contingent Profit Commission between stock and cash:

                  1) 33 1/3% of your Contingent Profit Commission will be distributed in shares of PAGI stock, rounded to the nearest even share.

                  2) For the purposes of the calculation, the PAGI stock will be valued as of the median between the bid and asked price for stock as of March 31 Contingent Profit Commission calculation date. If the stock markets are closed on that date, the valuation will be on the same basis as of the nearest business day.

                  3) You may, at your option, exercisable by written notice to the Company received by us on or before March 15, take either 50%, 75%, or 100% of your Contingent Profit Commission in shares of PAGI stock.

         B.       Payment Due Date:

                  1) Your Contingent Profit Commission will be distributed to you by June 1.

                  2) Shares of stock distributed to you will be delivered free of all commissions and transaction costs.
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         C.       Your Contingent Profit Commission will be subject to income tax in accordance with the applicable IRS laws and regulations. Stock distributed to you under the Plan may not be sold until after August 1 of the same year and will be legended accordingly.


TERMINATION

         A. If your General Agency Agreement is terminated by either party, the program also terminates, with the final calculation and pro-rata payment made at June 1 of the following year.

         B. The plan may be terminated or amended by us at any time without cause, but existing obligations will be honored.

         C. Contingent Profit Commission Upon Termination. Upon termination of this Addendum for any reason:

                  1) before the end of a full calendar year, its terms and conditions shall apply to all prior calendar years in which it was in effect, without proration and without allowance for the portion of the year in which this Addendum was terminated; and

                  2) The General Agency's right to Contingent Profit Commission shall cease on December 31 of the year preceding the year in which termination is effective, notwithstanding the continuance in force and effect of any unexpired policies or binders after such calendar year.

                  3) In the event of termination of the General Agency Agreement by either party, this Addendum shall terminate simultaneously and the General Agency shall not be eligible for Contingent Profit Commission in the termination or succeeding years.

         D. If the GENERAL AGENCY AGREEMENT is terminated in accordance with any of the terms of PARAGRAPH 13, no further calculations shall be made, nor Contingent Profit Commission paid.

GENERAL

         A. This Contingent Profit Commission Program constitutes the entire and exclusive agreement between Company and General Agency on the subject of Contingent Profit Commissions, and representations, and understandings, written and oral, on these subjects. The undersigned signators hereby warrant that they have full power and authority to execute this Addendum on behalf of the respective parties thereto.
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                                  EXAMPLE NO. 1
                     PRIVATE PASSENGER AUTOMOBILE LIABILITY

Private Passenger Automobile Liability for Policy Year 1997

Minimum Eligibility $1,000,000 (includes all fees)

                                                                                                                         Per Year
1997                                                              Profit Calculation:                                    Pay out
Policy                                                           (Subtract commission and fees from earned premium;      Value (-1/2
Year                                  Company      Agency        multiply by difference between Company Desired Loss     of -1/2
Valued            Class of            Desired      Actual        Ratio and Agency Actual Loss Ratio; divide by half      expected
As Of             Business            Loss Ratio   Loss Ratio    to establish Agency portion)                            profit
-----             --------            ----------   ----------    ----------------------------------------------------    -----------
3/31/99 *         Private Passenger   55%          45%           Earned Premium = $10,000,000 - $2,600,000               $185,000
                  Auto Liability                                 (commission paid and policy fees) = $7,400,000 x
                  and Physical                                   10% = $740,000 / 2 = $370,000 / 2
                  Damage

3/31/00 *         Private Passenger   60%          55%           Earned Premium = $10,000,000 - $2,600,000               $ 92,500
                  Auto Liability                                 (commission paid and policy fees) = $7,400,000 x
                  and Physical                                   5%= $370,000 / 2 = $185,000 /2
                  Damage
* Note:   In any year, any actual loss ratio below 40% will be calculated as if it were 40%.

                  Total 2-year Value of Private Passenger Auto Pay Out for Policy Year 1997:                             $277,500